EXHIBIT 99.1
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N E W S   R E L E A S E
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WILLIAMS SCOTSMAN - NEWS RELEASE


           WILLIAMS SCOTSMAN INTERNATIONAL, INC. ANNOUNCES PRICING OF
                  INITIAL PUBLIC OFFERING AT $16.00 PER SHARE

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BALTIMORE, Sept. 19 /PRNewswire-FirstCall/ -- Williams Scotsman International,
Inc. announced today that it had priced its initial public offering of 15,325,837 shares of its common stock at $16.00 per share. Of the shares, 14,705,882 shares were offered by the company and 619,955 shares were offered by selling stockholders. The shares will trade on the Nasdaq National Market under the symbol "WLSC". To the extent that the underwriters sell more than 15,325,837 shares of common stock, the underwriters have the option to purchase up to an additional 2,298,875 shares of common stock from Williams Scotsman International at the initial public offering price less the underwriting discount. The offering is expected to close on or about September 23, 2005.

Williams Scotsman International intends to use the net proceeds from the offering received by it, together with the proceeds from an offering of senior notes due 2015 by Williams Scotsman, Inc., the principal subsidiary of Williams Scotsman International, and borrowings under the $650 million amended and restated credit facility of Williams Scotsman to repurchase or redeem all of the 9.875% Senior Notes due 2007 of Williams Scotsman, repurchase the 10.0% Senior Secured Notes due 2008 of Williams Scotsman (to the extent tendered in the previously announced tender offer), and pay premium costs, accrued interest and transaction fees and expenses. Williams Scotsman International will not receive any of the proceeds from the offering of the common stock by the selling stockholders.

Citigroup Corporate and Investment Banking, Lehman Brothers Inc. and CIBC World Markets Corp. acted as joint bookrunning managers of the offering and Robert W. Baird & Co. Incorporated, Banc of America Securities LLC and Deutsche Bank Securities acted as co-managers.

This press release does not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of such shares of common stock in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. The offering of these securities will be made only by means of a prospectus, copies of which may be obtained from Citigroup Corporate and Investment Banking (Prospectus Department, 140 58th Street, 8th floor, Brooklyn, New York 11220; phone: (718) 765-6732), Lehman Brothers Inc. (c/o ADP Financial Services, Prospectus Fulfillment, 1155 Long Island Avenue, Edgewood, New York, 11717; email: monica_castillo@adp.com; fax: (631) 254-7268), and CIBC World Markets Corp. (Attn: Prospectus Department; 425 Lexington Avenue, 5th Floor; New York, New York 10017; email: useprospectus@us.cibc.com; fax: (212) 667-6303).


ABOUT WILLIAMS SCOTSMAN INTERNATIONAL, INC.

Williams Scotsman International, Inc., headquartered in Baltimore, Maryland, is the parent company of Williams Scotsman, Inc., which is a provider of modular space solutions for the construction, education, commercial and industrial, and government markets. Williams Scotsman, Inc. serves over 25,000 customers, operating a fleet of approximately 97,000 modular space and portable storage units that are leased through a network of 85 branches. Williams Scotsman, Inc. provides delivery, installation, and other services to its leasing customers, and sells new and used modular space products and services.

Certain statements included above constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause actual events or results to differ materially from future events or results expressed or implied by these forward-looking statements. These factors include, among others, the following: the ability of Williams Scotsman to price and close its proposed senior note offering; substantial leverage and our ability to service debt; changing market trends in our industry; general economic and business conditions including a prolonged or substantial recession; our ability to finance fleet and branch expansion and to locate and finance acquisitions; our ability to implement our business and growth strategy and maintain and enhance our competitive strengths; our ability to consummate the financing transactions described above and to obtain financing for general corporate purposes; intense industry competition; availability of key personnel; industry over-capacity; and changes in, or the failure to comply with, government regulations. As a result of these uncertainties, you should not place undue reliance on these forward-looking statements. All future written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. We assume no obligation to update any forward-looking statements after the date hereof as a result of new information, future events or developments, except as required by federal securities laws.

SOURCE Williams Scotsman International, Inc. (WLSC)
09/19/2005

CONTACT: Robert C. Singer, Chief Financial Officer of Williams Scotsman International, Inc., +1-410-931-6108

Web site: http://www.willscot.com
Photo: http://www.newscom.com/cgi-bin/prnh/20030611/PHW022LOGO

CO: Williams Scotsman International, Inc.; Williams Scotsman, Inc.; Citigroup Corporate and Investment Banking; Lehman Brothers Inc.; CIBC World Markets Corp.; Robert W. Baird & Co. Incorporated; Banc of America Securities LLC; Deutsche Bank Securities